UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 1, 2013

Central Garden & Pet Company
(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2013, Central Garden & Pet Company (the “Company”) entered into Amendment No. 2 to the Amended and Restated Credit Agreement (“Amendment No. 2”).  Amendment No. 2 amends the Amended and Restated Credit Agreement dated June 25, 2010 filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 1, 2010 as amended by Amendment No. 1 dated June 8, 2011 (together the “Existing Credit Facility”).

Under the modified terms, among other changes to the Existing Credit Facility, Amendment No. 2 (i) reduces the Minimum Interest Coverage Ratio to 2.25 times, from 2.5 times, as of the last day of the fiscal quarters ending on or about June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, (ii) adds a Minimum Asset Coverage Ratio at 1.1 times for the same fiscal quarters; and (iii) incorporates certain definitional and administrative changes. Amendment No. 2 was entered into by and among the Company, certain institutions listed on the signature pages thereto, and JPMorgan Chase Bank, National Association, as administrative agent.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by Amendment No. 2, which will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ended September 28, 2013.

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2013, Central Garden & Pet Company issued a press release announcing its financial results for the third quarter ended June 29, 2013.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1                  Press Release dated August 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

		By:	/s/ Lori Varlas
Lori Varlas
Senior Vice President, Chief Financial Officer and Secretary

Dated:	August 7, 2013